UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012 (January 12, 2012)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2012, Linn Energy, LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company will sell 17,000,000 units representing limited liability company interests in the Company (the “Units”) at a price to the public of $35.95 per Unit ($34.512 per Unit, net of underwriting discount) (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,550,000 Units on the same terms. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-162357) of the Company, as supplemented by the Prospectus Supplement dated January 12, 2012 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on January 13, 2012. Closing of the sale of the Units is scheduled to occur on January 19, 2012, subject to customary closing conditions.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company also agreed, subject to limited exceptions, not to issue Units or securities convertible into Units for a period of 45 days after January 12, 2012, without the prior consent of Wells Fargo Securities, LLC. The Company expects to use the net proceeds from the public offering of the Units to repay a portion of the indebtedness outstanding under its revolving credit facility. Affiliates of certain of the underwriters are lenders under the revolving credit facility and, in such capacities, will receive substantially all of the proceeds from the public offering of the Units.

The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

Item 8.01	Other Events.

On January 12, 2012, the Company issued a press release announcing pricing of a public offering by the Company of the Units pursuant to an effective shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated January 12, 2012, among Linn Energy, LLC and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Baker Botts L.L.P. regarding the legality of the Units.

8.1	Opinion of Baker Botts L.L.P. regarding tax matters.

99.1	Press Release of Linn Energy, LLC dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: January 17, 2012	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President and General Counsel